American High-Income Trust

March 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$433,988
Class B	$3,486
Class C	$34,527
Class F1	$40,952
Class F2	$34,792
Total	$547,745
Class 529-A	$10,803
Class 529-B	$229
Class 529-C	$3,493
Class 529-E	$573
Class 529-F1	$749
Class R-1	$633
Class R-2	$5,954
Class R-3	$8,739
Class R-4	$7,014
Class R-5	$6,611
Class R-6	$16,570
Total	$61,368

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3427
Class B	$0.3005
Class C	$0.2979
Class F1	$0.3399
Class F2	$0.3544
Class 529-A	$0.3369
Class 529-B	$0.2928
Class 529-C	$0.2936
Class 529-E	$0.3243
Class 529-F1	$0.3491
Class R-1	$0.2979
Class R-2	$0.2961
Class R-3	$0.3232
Class R-4	$0.3407
Class R-5	$0.3574
Class R-6	$0.3600

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,281,035
Class B	10,546
Class C	114,671
Class F1	119,195
Class F2	100,745
Total	1,626,192
Class 529-A	32,614
Class 529-B	716
Class 529-C	12,128
Class 529-E	1,802
Class 529-F1	2,235
Class R-1	2,149
Class R-2	20,189
Class R-3	26,779
Class R-4	20,816
Class R-5	18,015
Class R-6	50,752
Total	188,195

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$11.47
Class B	$11.47
Class C	$11.47
Class F1	$11.47
Class F2	$11.47
Class 529-A	$11.47
Class 529-B	$11.47
Class 529-C	$11.47
Class 529-E	$11.47
Class 529-F1	$11.47
Class R-1	$11.47
Class R-2	$11.47
Class R-3	$11.47
Class R-4	$11.47
Class R-5	$11.47
Class R-6	$11.47